                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      Shared Medical Systems Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                      SHARED MEDICAL SYSTEMS CORPORATION

                           51 Valley Stream Parkway

                          Malvern, Pennsylvania 19355

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  TO BE HELD

                                 May 13, 1999

                               ----------------

  The Annual Meeting of Stockholders of Shared Medical Systems Corporation will be held at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, Pennsylvania, on Thursday, May 13, 1999, at 11:30 a.m. for the following purposes:

  1) To elect seven directors for one-year terms;

  2) To consider and vote on a proposal to approve the Company's 1999 Stock Option Plan;

  3) To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on March 18, 1999, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.

  All stockholders are cordially invited to attend the meeting in person, but whether or not you plan to attend, please sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States.

                                          James C. Kelly
                                            Secretary

March 31, 1999

                      SHARED MEDICAL SYSTEMS CORPORATION

                           51 Valley Stream Parkway
                          Malvern, Pennsylvania 19355

                               ----------------

                                PROXY STATEMENT

  The enclosed proxy is solicited by the Board of Directors of Shared Medical Systems Corporation. Any stockholder giving a proxy has the power to revoke it at any time prior to its use by giving notice to the Secretary.

  On March 18, 1999, the record date for stockholders entitled to notice of and to vote at the Annual Meeting, there were 26,631,787 shares of Common Stock outstanding (not including 4,029,950 shares held in the Company's treasury). Each share of the Company's Common Stock, except for the shares held in the Company's treasury, is entitled to one vote.

  This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about March 31, 1999.

                                 ANNUAL REPORT

  A copy of the Shared Medical Systems Corporation Annual Report, including financial statements for the year ended December 31, 1998, on which no action will be asked by the Board of Directors, is enclosed herewith. It is not to be regarded as proxy solicitation material.

                              SECURITY OWNERSHIP

Principal Stockholders

  The following table sets forth, as of December 31, 1998, information regarding the voting securities of the Company owned "beneficially," within the meaning of the rules of the Securities and Exchange Commission, by persons known by the Company to own beneficially more than 5% of the indicated class:

                         Name and Address             Amount and Nature
Title of Class         of Beneficial Owner         of Beneficial Ownership Percent of Class
--------------         -------------------         ----------------------- ----------------
Common          William Blair & Company, L.L.C.           2,911,605(1)           10.9%
Stock           222 West Adams Street
                Chicago, Illinois 60606

Common          Wellington Management Company, LLP        2,327,800(2)            8.7%
Stock           75 State Street
                Boston, Massachusetts 02109

Common          FMR Corp.                                 1,944,053(3)            7.3%
Stock           82 Devonshire Street
                Boston, Massachusetts 02109

Common          Firstar Corporation                       1,331,300(4)            5.0%
Stock           777 East Wisconsin Avenue
                Milwaukee, Wisconsin 53202

--------
(1) As reflected in the Schedule 13G Amendment filed on March 17, 1999 with the Securities and Exchange Commission by William Blair & Company, L.L.C. ("William Blair"), a registered investment adviser, William Blair has sole voting power over 770,685 of such shares and sole dispositive power over all of the shares indicated.

(2) As reflected in the Schedule 13G filed on February 9, 1999 with the Securities and Exchange Commission by Wellington Management Company LLP. ("WMC"), a registered investment adviser, WMC has shared voting power over 916,100 of such shares and shared dispositive power over all of the shares indicated.

(3) As reflected in a Schedule 13G Amendment filed on February 12, 1999 with the Securities and Exchange Commission by FMR Corp. ("FMR"), Edward C. Johnson 3rd and Abigail P. Johnson, FMR has sole dispositive power over all of the shares indicated and sole voting power over 307,053 of such shares; Fidelity Management & Research Company, a registered investment adviser and subsidiary of FMR, is the beneficial owner of 1,457,000 of such shares, Fidelity Management and Trust Company, a bank subsidiary of FMR, is the beneficial owner of 479,753 of such shares, and Fidelity International Limited, a foreign investment adviser, is the beneficial owner of 7,300 of such shares.

(4) As reflected in a Schedule 13G Amendment filed on February 16, 1999 with the Securities and Exchange Commission by Firstar Corporation ("Firstar"), Firstar has shared dispositive power over all of the shares indicated, sole voting power over 1,283,000 of such shares and shared voting power over 48,300 of such shares.

Directors and Management

  The following table sets forth, as of December 31, 1998, the name, age, position(s) with the Company, principal occupation(s) for the past five years, other directorships, and beneficial Common Stock ownership of the directors of the Company; the name, age, position held and beneficial Common Stock ownership of each of the Company's executive officers named in this Proxy Statement; and the beneficial Common Stock ownership of all of the Company's executive officers and directors as a group:

                                      Director     Common Stock      Percent of
      Name of Beneficial Owner         Since   Beneficially Owned(1)  Class(1)
      ------------------------        -------- --------------------- ----------
Directors
R. James Macaleer, 64                   1969          957,098(2)        3.6%
  Chairman of the Board of the
   Company; Chairman of the Board and
   Chief Executive Officer (1969-
   1995). Director, Arrow
   International, Inc.
Raymond K. Denworth, Jr., 66            1976           47,500(3)          *
  Attorney, Of Counsel to Drinker
   Biddle & Reath LLP, counsel to the
   Company, since 1997; Partner,
   Drinker Biddle & Reath (1968-
   1997).
Frederick W. DeTurk, 70                 1981           22,300(4)          *
  President, DeTurk Enterprises,
   Inc., a management consulting
   firm.
Josh S. Weston, 70                      1987            9,599(5)          *
  Honorary Chairman, Automatic Data
   Processing, Inc., an information
   processing services company;
   Chairman of the Board (1996-1998);
   Chairman of the Board and Chief
   Executive Officer (1982-1996).
   Director, Olsten Corp., Public
   Service Enterprise Group, Inc.,
   Vanstar Corporation.
Jeffrey S. Rubin, 55                    1993           14,800(6)          *
  Partner, Boles Knop and Company
   LLC, an investment banking
   company, since 1997; Vice
   Chairman, Vanstar Corporation, a
   technology services company (1995-
   1997); Senior Vice President, GTE
   Corporation, a telecommunications
   company (1994-1995); Executive
   Vice President and Chief Financial
   Officer, NYNEX Corporation, a
   regional telecommunications
   company (1993-1994).
Marvin S. Cadwell, 55                   1995          126,086(7)          *
  President and Chief Executive
   Officer of the Company since 1995;
   Executive Vice President (1993-
   1995).
Gail R. Wilensky, Ph.D., 55             1996            8,800(8)          *
  Senior Fellow, Project Hope, an
   international health foundation,
   since 1993. Director, Advanced
   Tissue Sciences, Inc., HCR Manor
   Care, Inc., NeoPath, Inc.,
   Pharmerica Inc., Quest Diagnostics
   Incorporated, St. Jude Medical,
   Inc., Syncor International
   Corporation, United Healthcare
   Corporation.
Non-Director Executive Officers
Francis W. Lavelle, 49                                 61,082(9)          *
  Senior Vice President
Terrence W. Kyle, 48                                   42,392(10)         *
  Senior Vice President, Treasurer
   and Assistant Secretary
David F. Perri, 49                                     41,366(11)         *
  Senior Vice President
V. Brewster Jones, 54                                  13,750(12)         *
  Senior Vice President
All executive officers and directors
 as a group (16 persons)                            1,433,768(13)       5.3%

--------
Less than 1%

(1) Except as otherwise noted, the beneficial ownership reflected in this table is based on present, direct and sole voting and investment power with respect to the shares. Beneficial ownership of shares held in the Company's Retirement Savings Plan is based on investment power. Beneficial ownership of shares of restricted stock, which are subject to vesting, is based on voting power. In accordance with SEC rules regarding beneficial ownership disclosure, shares which are not outstanding but which are deemed beneficially owned by a person or group of persons are considered outstanding for purposes of computing the percentage of the Company's Common Stock owned by such person or group of persons, but such shares are not considered outstanding for purposes of computing the percentage of the Company's Common Stock owned by any other person.

(2) Includes 30,923 shares owned jointly by Mr. Macaleer and his wife; includes 15,335 shares held in the Company's Retirement Savings Plan.

(3) Includes 18,000 shares which Mr. Denworth had the right to acquire within 60 days after December, 31, 1998, upon exercise of stock options; includes 500 shares of restricted stock; does not include shares owned beneficially by Mr. Denworth's wife or son, as to which he disclaims beneficial ownership.

(4) Includes 18,000 shares which Mr. DeTurk had the right to acquire within 60 days after December 31, 1998, upon exercise of stock options; includes 500 shares of restricted stock.

(5) Includes 8,000 shares which Mr. Weston had the right to acquire within 60 days after December 31, 1998, upon exercise of stock options; includes 500 shares of restricted stock.

(6) Includes 14,000 shares which Mr. Rubin had the right to acquire within 60 days after December 31, 1998, upon exercise of stock options; includes 400 shares of restricted stock.

(7) Includes 124,500 shares which Mr. Cadwell had the right to acquire within 60 days after December 31, 1998, upon exercise of stock options; includes 162 shares owned jointly by Mr. Cadwell and his wife; does not include 16,576 shares held in a rabbi trust pursuant to the deferred compensation arrangement for Mr. Cadwell described on page 10 below.

(8) Includes 8,000 shares which Dr. Wilensky had the right to acquire within 60 days after December 31, 1998, upon exercise of stock options; includes 400 shares of restricted stock.

(9) Includes 54,207 shares which Mr. Lavelle had the right to acquire within 60 days after December 31, 1998, upon exercise of stock options; includes 4,000 shares of restricted stock; includes 1,431 shares held in the Company's Retirement Savings Plan; does not include 6,027 shares held in a rabbi trust pursuant to the deferred compensation arrangement for Mr. Lavelle described on page 10 below.

(10) Includes 30,748 shares which Mr. Kyle had the right to acquire within 60 days after December 31, 1998, upon exercise of stock options; includes 4,000 shares of restricted stock; includes 6,817 shares held in the Company's Retirement Savings Plan; does not include 5,382 shares held in a rabbi trust pursuant to the deferred compensation arrangement for Mr. Kyle described on page 10 below.

(11) Includes 37,250 shares which Mr. Perri had the right to acquire within 60 days after December 31, 1998, upon exercise of stock options; includes 4,000 shares of restricted stock; does not include 5,036 shares held in a rabbi trust pursuant to the deferred compensation arrangement for Mr. Perri described on page 10 below.

(12) Includes 3,750 shares which Mr. Jones had the right to acquire within 60 days after December 31, 1998, upon exercise of stock options; includes 8,250 shares of restricted stock; does not include 7,809 shares held in a rabbi trust pursuant to the deferred compensation arrangement for Mr. Jones described on page 10 below.

(13) Includes 375,645 shares which certain executive officers and directors had the right to acquire within 60 days after December 31, 1998, upon exercise of stock options, 50,217 shares as to which beneficial ownership is based on shared voting and investment power, 26,736 shares of restricted stock, and 24,501 shares held in the Company's Retirement Savings Plan.

                             ELECTION OF DIRECTORS

  The Board of Directors has determined that the number of directors to be elected at the Annual Meeting to be held on May 13, 1999 shall be seven. The Board has nominated Messrs. Macaleer, Denworth, DeTurk, Weston, Rubin and Cadwell and Dr. Wilensky for election as directors of the Company at the 1999 Annual Meeting. It is the intention of the persons named in the proxy to vote for the nominees listed above unless otherwise directed. Each of the nominees is presently serving as a director for a term which will expire on the date of the 1999 Annual Meeting provided his or her successor is then elected. All of the nominees were elected by the stockholders at the Annual Meeting held in 1998. If, prior to the election, any of the nominees should become unable to serve for any reason, the persons named as proxies will have full discretion to vote for such other persons as may be nominated by the Board. The Board of Directors has no reason to believe that any nominee will be unable to serve.

Necessary Votes

  In the election of directors, assuming a quorum is present, the seven nominees receiving the highest number of votes cast at the meeting will be elected directors. Shares represented by proxies which are marked to withhold authority to vote in the election of directors and shares subject to a specific direction not to cast a vote, such as a broker non-vote, will not be included in the vote totals.

Meetings and Committees of Board

  The Board of Directors held fourteen meetings during 1998.

  The Board of Directors has established an Audit Committee, a Management and Compensation Committee and a Stock Option Committee, but has not established a nominating committee.

  The Audit Committee is currently composed of Messrs. DeTurk (Chairman) and Rubin and Dr. Wilensky. This Committee makes recommendations to the Board of Directors concerning the engagement, retention or discharge of independent public accountants, reviews with the Company's independent public accountants the plans for and results of their auditing engagement, reviews their independence, considers the range of fees for audit and non-audit functions, reviews the scope and results of the Company's internal auditing procedures, reviews the adequacy of the Company's system of internal accounting controls, directs and supervises any investigations into matters within the scope of the foregoing duties, and performs such other related functions as the Board of Directors may from time to time delegate to the Audit Committee. During 1998, the Audit Committee held three meetings.

  The Management and Compensation Committee is currently composed of Messrs. Denworth (Chairman), DeTurk, and Weston. This Committee makes recommendations to the Board of Directors concerning remuneration arrangements for certain executive officers. During 1998, the Management and Compensation Committee held four meetings.

  The Stock Option Committee is currently composed of Messrs. Weston (Chairman) and DeTurk. This Committee grants stock options and awards restricted stock to Company employees and directors under the terms of the Company's stock option and restricted stock plans. During 1998, the Stock Option Committee held four meetings.

Compensation of Directors

  Each director who is not otherwise employed by the Company is paid a fee of $2,000 for attendance at each meeting of the Board of Directors, an additional fee of $1,000 for attendance at any separately-scheduled meeting of any committee thereof, and an additional fee of $500 for committee meetings scheduled in conjunction with Board meetings. Directors are also reimbursed for any expenses attendant to membership on the Board.

  Non-employee directors are currently eligible to receive stock option grants and restricted stock awards under Company plans. At the time of each Annual Meeting of the Company's stockholders each elected non-employee director is granted 400 shares of Company restricted stock, and each non-employee director who is appointed as Chairman of a committee of the Board is granted an additional 100 shares of Company restricted stock. The shares of restricted stock vest on the later of six months after the date of grant, or January 1 of the following year. The shares of restricted stock are forfeited if the director's service on the Board is terminated prior to vesting. In 1998, at the time of the Annual Meeting of Stockholders, Messrs. Denworth, DeTurk and Weston were each granted 500 shares of Company restricted stock, and Mr. Rubin and Dr. Wilensky were each granted 400 shares of Company restricted stock.

  In addition, non-employee directors receive options to purchase 20,000 shares of the Company's Common Stock upon joining the Board and every five years thereafter during the term of their service. These options vest in installments of 20% per year and unvested options are forfeited if the director's service on the Board is terminated prior to vesting. In 1998 Mr. Rubin was granted options to purchase 20,000 shares of the Company's Common Stock as a result of a five-year service anniversary.

  The Company from time to time may make donations to one or more charitable institutions on behalf of directors. In 1998, donations totaling $30,000 were made on behalf of Mr. Weston to charities specified by him.

                            EXECUTIVE COMPENSATION

 REPORT OF MANAGEMENT AND COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE ON
                            EXECUTIVE COMPENSATION

The Management and Compensation Committee of the Board of Directors (the "Committee") is composed of three non-employee directors. The Committee is responsible for setting the salaries of the Chief Executive Officer, Chairman (if any), Vice Chairman (if any) and President (if any) of the Company, recommending to the full Board compensation arrangements for those executive officers, and advising the Chief Executive Officer on compensation for other key executives. All recommendations relating to grants of stock options and restricted stock awards to the Company's executive officers are reviewed by, and subject to the approval of, the Stock Option Committee of the Board.

Executive Officer Compensation Policies

The Company's executive compensation policies, endorsed by the Committee, are designed to provide competitive levels of compensation that relate pay to the Company's performance goals, reward above-average corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified executives. Compensation is individually set for each executive officer from among the following primary components: salary, performance bonuses, and stock-based compensation (stock option grants and restricted stock awards). Each of these components contributes towards helping the Company meet its compensation policy objectives.

The orientation of executive compensation toward Company and organizational performance is accomplished through the use of bonus plans that include various corporate and operating segment performance criteria. These plans create a direct link between an executive's compensation and the Company's achievement of its performance goals. Bonus plans are also structured with individual performance criteria in order to reward individual achievement. The Committee believes that stock-based compensation aligns executive interests with stockholder interests by tying an executive's compensation to stockholder return, gives executives a significant long-term interest in the Company's success, and helps to retain executives. Therefore, the Company has utilized stock-based compensation arrangements in the Company's compensation packages for its executive officers.

In recommending and approving stock option grants and restricted stock awards for executive officers, the Committee and the Stock Option Committee consider the executive's current and anticipated contribution to the long-term performance of the Company and the executive's overall compensation package, including the executive's current stock options and restricted stock holdings. Stock option grants and restricted stock awards are not necessarily made to each executive officer during each year. From time to time, a portion of the performance bonuses payable to the Company's executive officers are paid in the form of restricted stock.

In addition to the primary components of compensation described above, the Company has also adopted individual life insurance and deferred compensation arrangements for certain named executive officers as described in this proxy statement. The Company also provides medical and other benefits to its executive officers under broad-based benefit plans which are generally available to the Company's other employees.

The Company's compensation policies have not changed in response to the Revenue Reconciliation Act of 1993's treatment of annual compensation exceeding $1 million paid to any individual executive officer.

Chief Executive Officer Compensation

The Committee's general approach in setting the Chief Executive Officer's annual compensation is to set compensation in accordance with the policies set forth in this report. Specifically, the Committee's objective is to correlate the Chief Executive Officer's compensation with the performance of the Company, while seeking to keep his compensation competitive with that provided by comparable companies.

The Committee set Mr. Cadwell's salary for 1998 at $550,000, representing an increase of 8.9% from the salary set for him for 1997. This increase was based on the positive financial results achieved by the Company during 1997, as well as the Committee's consideration of comparative data and Mr. Cadwell's individual performance and responsibilities.

The Committee adopted a performance bonus plan for Mr. Cadwell for 1998 in which the amount of Mr. Cadwell's bonus was determined based on objective measures of corporate performance (consolidated earnings per share; a defined "sales" component, primarily consisting of the present value of software, remote processing, and certain professional service fee sales, plus current year revenues from certain other professional services, adjusted for the impact, if any, of deinstallations and the rate of revenue retained in renewal agreements; and accounts receivable days outstanding). The plan provided for a target bonus amount to be established based upon the relative attainment of corporate earnings per share, with no bonus payable if earnings per share fell below certain designated levels. The target bonus amount was then subject to further adjustment based upon defined "sales" attained against target, and the Company's accounts receivable days outstanding during the fourth quarter of 1998 measured against a target. The Company failed to achieve the minimum earnings per share level for 1998 specified in the plan, and accordingly Mr. Cadwell was not paid a bonus for 1998.

The Committee has compared the compensation provided to Mr. Cadwell with the compensation paid to the Chief Executive Officers of the other companies included in the S&P Computers (Software and Services) Index (the published industry index against which the performance of the Company's stock is measured in the graph on page 13) and three publicly-held competitors of the Company which were not included in such index. As a result of such comparison, the Committee has determined that the Company's Chief Executive Officer compensation is in line with that provided by such other companies given the relative amount of the Company's revenues and net income.

Compensation of non-CEO Executive Officers

Salary levels for the Company's non-CEO executive officers are determined based on individual performance, experience and responsibilities, comparative market data and consideration of the other primary components of compensation provided.

In establishing performance bonus plans for the Company's non-CEO executive officers, the Company utilizes objective measurements of consolidated and applicable operating segment performance, as well as subjective considerations of individual performance. Consolidated and operating segment performance measurements include criteria such as target versus actual attainment of revenue, pretax income, sales to new and existing customers and accounts receivable days outstanding. Considerations of individual performance include the executive officer's initiative and contribution to overall corporate performance, managerial performance and successful accomplishment of any special projects, if applicable. The relative weighting of consolidated and operating segment performance measurements varied among the individual bonus plans for the Company's named non-CEO executive officers for 1998.

In 1998 the Stock Option Committee approved grants of stock options to various executive officers, including the four non-CEO executive officers named in this Proxy Statement as shown in the Summary Compensation Table and the Option Grants in Last Fiscal Year Table.

Respectfully submitted,

Management and Compensation Committee:    Stock Option Committee:
  Raymond K. Denworth, Jr.                   Josh S. Weston
  Frederick W. DeTurk                        Frederick W. DeTurk
  Josh S. Weston

Compensation Committee Interlocks and Insider Participation

  Mr. Denworth, Chairman of the Management and Compensation Committee, is Of Counsel to the law firm Drinker Biddle & Reath LLP, counsel to the Company.

Compensation Summaries

  In order to provide the Company's stockholders with a concise and comprehensive overview of compensation awarded, earned or paid to the Company's executive officers named in this Proxy Statement, several tables and narrative descriptions have been prepared, detailing this information.

  The Summary Compensation Table, and its accompanying explanatory footnotes, includes individual annual and long-term compensation information on the named executive officers, for services rendered in all capacities during the years ended December 31, 1998, December 31, 1997, and December 31, 1996.

                          Summary Compensation Table

                                                                  Long-Term
                                  Annual Compensation        Compensation Awards
                              ----------------------------- ------------------------
                                                     Other                Securities
                                                    Annual  Restricted    Underlying  All Other
        Name and                                    Compen-   Stock        Options     Compen-
   Principal Position    Year Salary (2)    Bonus   sation  Awards (4)     (# sh.)   sation (11)
   ------------------    ---- ----------   -------- ------- ----------    ---------- -----------
Marvin S. Cadwell        1998  $566,695(3) $    --   $--     $    --           --      $3,267
 President and Chief     1997   524,706(3)  320,000   --          --           --       3,655
 Executive Officer       1996   478,543(3)  176,000   --          --           --       3,679

Terrence W. Kyle         1998  $311,115    $ 25,610  $--     $286,255(5)    30,000     $2,357
 Senior Vice President,  1997   289,448     114,000   --      243,075(6)    10,000      2,239
 Treasurer and Assistant 1996   276,946      70,560   --          --         5,000      2,239
 Secretary

Francis W. Lavelle       1998  $300,796    $ 80,559  $--     $320,561(7)    40,000     $2,357
 Senior Vice President   1997   264,553     226,000   --      243,075(6)    10,000      2,239
                         1996   249,141     217,980   --          --        10,000      2,239

David F. Perri           1998  $269,453    $ 53,196  $--     $267,852(8)    20,000     $2,357
 Senior Vice President   1997   251,071     151,000   --      243,075(6)    15,000      2,239
                         1996   210,914     107,920   --          --        10,000      2,239

V. Brewster Jones (1)    1998  $261,155    $ 58,812  $--     $415,341(9)    40,000     $1,100
 Senior Vice President   1997   135,241      91,000   --      556,775(10)   25,000        660

--------
(1) In accordance with SEC rules regarding compensation disclosure, no information is reported for those years in which an individual was not an executive officer of the Company.
(2) Includes amounts contributed by the Company towards the purchase of the Common Stock of the Company under the Employee Stock Purchase Plan, where applicable.
(3) Includes imputed interest on the Company loan to Mr. Cadwell described on page 10 of $14,893 for 1998, $18,554 for 1997, $17,391 for 1996.
(4) The number and value of shares of restricted stock held on December 31, 1998, by the named executive officers was as follows: Mr. Cadwell, 0 shares ($0); Mr. Kyle, 4,000 shares ($199,460); Mr. Lavelle, 4,000 shares ($199,460); Mr. Perri, 4,000 shares ($199,460); and Mr. Jones, 8,250 shares ($411,386). Dividends on these shares are paid directly to the holders of the stock, at the same rate as dividends paid to all other stockholders. Each of the named executive officers is the beneficiary of separate rabbi trusts which hold shares of the Company's Common Stock, as described on page 10. Dividends on these shares are paid to the trustee at the same rate as dividends paid to all other stockholders and held as trust assets for the named executive officer's benefit. The number and value of shares held in trust for each named executive officer on December 31, 1998 was as follows: Mr. Cadwell, 16,576 shares ($826,728 ); Mr. Kyle, 5,382 shares ($268,427); Mr. Lavelle, 6,027 shares ($300,597); Mr. Perri,
    5,036 shares ($251,171); and Mr. Jones, 7,809 shares ($389,474).
(5) Represents the dollar value of 5,382 shares issued in 1998 to a rabbi trust pursuant to the deferred compensation arrangement for Mr. Kyle described on page 10.
(6) Represents the dollar value of 5,000 shares of restricted stock awarded to the named executive officer in 1997 which vest in 20% increments on August 14, 1998, 1999, 2000, 2001 and 2002.
(7) Represents the dollar value of 6,027 shares issued in 1998 to a rabbi trust pursuant to the deferred compensation arrangement for Mr. Lavelle described on page 10.
(8) Represents the dollar value of 5,036 shares issued in 1998 to a rabbi trust pursuant to the deferred compensation arrangement for Mr. Perri described on page 10.
(9) Represents the dollar value of 7,809 shares issued in 1998 to a rabbi trust pursuant to the deferred compensation arrangement for Mr. Jones described on page 10.
(10) Represents the dollar value of a total of 10,000 shares of restricted stock awarded to Mr. Jones in 1997. The shares vest in the following increments: 1,750 shares on October 24, 1998, 1,750 shares on October 24, 1999, 2,000 shares on October 24, 2000, 2,000 shares on October 24, 2001,
     2,000 shares on October 24, 2002, and 500 shares on October 24, 2003.
(11) Amounts indicated in this column for 1998 include Company contributions to the Company's Retirement Savings Plan for the named individuals in the following amounts: Mr. Cadwell, $2,357, Mr. Kyle, $2,357, Mr. Lavelle, $2,357, Mr. Perri, $2,357, and Mr. Jones, $1,100; and income attributable to the provision of additional life insurance for Mr. Cadwell in the amount of $910. Under the terms of this insurance arrangement, Mr. Cadwell has not and will not receive or be allocated an interest in any cash surrender value under the related insurance policy.

  The Company has entered into deferred compensation arrangements with all of the named executive officers. Under these arrangements, shares of restricted Company stock were placed into separate rabbi trusts to be held for each such executive officer's benefit. The number of shares placed into these trusts for the benefit of each named executive officer is as follows: Mr. Cadwell, 16,576 shares; Mr. Kyle, 5,382 shares; Mr. Lavelle, 6,027 shares; Mr. Perri, 5,036 shares; and Mr. Jones, 7,809 shares. These arrangements generally provide that if the employee remains employed by the Company until age 60, the shares placed in trust for his benefit and their dividend proceeds will be distributed to him over a twenty-year period after termination of employment. The arrangements also provide for the distribution to the employee or his estate of all or specified portions of the shares and related assets held by the trust in the event of earlier termination of employment caused by death, disability, a change in control of the Company, or discharge without cause, or in the case of Mr. Cadwell, voluntary termination of employment. The values of the shares placed in the rabbi trusts for the each named executive officer's benefit are reflected in the Summary Compensation Table in the column marked "Restricted Stock Awards," or in the related footnote to the table.

  The Company is party to an employment agreement with Mr. Cadwell, which is terminable at any time by either party. Pursuant to this agreement, Mr. Cadwell has been granted stock options and awarded restricted stock under the Company's plans described below. The agreement also provides for termination benefits to be paid to Mr. Cadwell if he is terminated without cause or upon a reduction, without cause, in his responsibilities, compensation and/or title. Pursuant to the terms of his employment agreement, in 1992, Mr. Cadwell received an interest-free, six-year term loan in the principal amount of $300,000. In 1998 the Company extended the repayment term for this loan by an additional three years. This loan is secured by a mortgage on Mr. Cadwell's principal residence. Imputed interest on the loan is reflected in the Summary Compensation Table in the column marked "Salary."

  The Company has entered into employment agreements with most of its executive officers, including Messrs. Kyle, Lavelle, Perri and Jones. The agreements with Messrs. Kyle, Lavelle, Perri and Jones provide for termination benefits, consisting of monthly base salary, incentive compensation and COBRA payments, to be paid for an eighteen-month period following termination of their employment without cause. Their agreements also provide for the payment of a benefit consisting of one year of base salary and incentive compensation in the event their employment is terminated within one year following a "change in control" of the Company. Generally, a "change in control" means an acquisition by any person of 40% or more of the outstanding voting securities of the Company, a merger or consolidation where majority ownership of the Company is changed, a liquidation or dissolution of the Company, or a sale of substantially all of the Company's assets. The agreements also provide for the payment of certain benefits in the event employment is terminated as a result of death or disability. These employment agreements include covenants on the part of the executive to keep Company information confidential during and after the executive's employment, and not to compete with the Company's business during the executive's employment and for a period extending eighteen months following termination of the executive's employment.

  The Company agreed to guarantee a $500,000 loan received by Mr. Lavelle in 1998 from PNC Bank, N.A. and to reimburse Mr. Lavelle for interest payments made on the loan and for the additional taxes incurred by Mr. Lavelle as a result of such reimbursement. No interest payments on the loan or tax reimbursement payments were made in or for 1998.

  The Company has a Retirement Savings Plan that is funded by the participants' salary reduction contributions. All US employees of the Company are eligible to participate in the plan upon joining the Company. The plan is intended to permit any eligible employee who wishes to participate to contribute up to 15% of the employee's compensation on a before-tax basis under Section 401(k) of the Internal Revenue Code, subject to certain limitations. The plan provides for discretionary Company matching contributions which are to be made in proportion to each employee's contribution as well as discretionary Company profit-sharing contributions, subject to certain limitations. Discretionary Company matching contributions and profit-sharing contributions vest based upon the employee's length of service and are payable upon an employee's retirement, death, disability or termination of employment or, under specified circumstances, upon an employee's immediate and heavy financial emergency. Contributions are invested, in such proportions as the employee may elect, in Common Stock of the Company or in any of nine mutual investment funds. In 1998, the Company made no discretionary profit-sharing contributions to the plan. The Summary Compensation Table shows the value of Company matching contributions made to the plan for the named executive officers in the column marked "All Other Compensation."

  Under the Company's Employee Stock Purchase Plan, all US employees of the Company may elect to designate up to 10% of gross compensation to be withheld by the Company and invested in shares of the Company's Common Stock through open-market purchases made by a bank custodian. The Company contributes 15% of the price of the Company shares acquired and also pays brokerage fees and other expenses of the plan. During 1998, Messrs. Cadwell, Kyle, Lavelle, Perri and Jones were eligible to participate in the Company's Employee Stock Purchase Plan under the same terms and conditions as all other US employees of the Company. Amounts contributed by the Company towards the purchase of Common Stock of the Company for the named executive officers under the Employee Stock Purchase Plan are included in the column marked "Salary" in the Summary Compensation Table.

  The Company currently maintains the following plans under which stock options and restricted stock may be granted and awarded: the 1988 Incentive Stock Option and Non-Qualified Stock Option Plan, the 1990 Non-Qualified Stock Option and Restricted Stock Plan, the 1994 Non-Qualified Stock Option and Restricted Stock Plan, the 1999 Restricted Stock Plan and the 1999 Stock Option Plan. Depending upon the plan, options may not have a term exceeding ten or twenty years. Restricted stock awards are subject to vesting schedules.

  In 1998 the Company amended all of its outstanding stock options to provide protection to stock option holders in the event of certain changes in control of the Company. Under these amendments, generally all outstanding stock options will accelerate (become immediately exercisable) in the event of a change in control (as defined above) which is not approved by the Company's Board of Directors. In the event of change in control which is approved by the Board of Directors, depending on the type of transaction, outstanding stock options will either be converted into options to purchase stock in the acquiring company or into the right to receive deferred payments of a cash amount. These options or payments will then accelerate (become immediately exercisable or payable) in the event the holder is terminated from employment without cause or suffers an "adverse employment change" within 30 months after the change in control transaction, so long as the former CEO of the Company is not then the CEO of the combined or parent company. An "adverse employment change" generally means a reduction in compensation, a material reduction in duties, responsibilities or authority of the option holder or a significant change in work location.

  The following summary table details for the named executive officers stock options granted in 1998 and the potential realizable values for the respective options granted based on assumed rates of annual compound stock appreciation of 5% and 10% computed from the date the options were granted over the full option term.

                       Option Grants in Last Fiscal Year

                           Individual Grants
             ----------------------------------------------
                                                             Potential Realizable Value at
             Number of     % of Total                           Assumed Annual Rates of
             Securities     Options                            Stock Price Appreciation
             Underlying    Granted to   Exercise                    for Option Term
              Options      Employees     Price   Expiration ------------------------------- ---
Name          Granted    in Fiscal Year  ($/Sh)     Date          5%             10%
----         ----------  -------------- -------- ---------- -------------- ----------------
Mr. Cadwell       --           --        $  --       --     $          --  $            --
Mr. Kyle       15,000(2)      1.3%        74.50   05/15/08         702,790        1,781,007
               15,000(2)      1.3%        47.06   11/06/08         443,960        1,125,083
Mr. Lavelle    20,000(1)      1.8%        74.50   05/15/08         937,053        2,374,676
               20,000(1)      1.8%        47.06   11/06/08         591,947        1,500,110
Mr. Perri      10,000(2)      0.9%        74.50   05/15/08         468,527        1,187,338
               10,000(2)      0.9%        47.06   11/06/08         295,974          750,055
Mr. Jones      20,000(3)      1.8%        74.50   05/15/08         937,053        2,374,676
               20,000(3)      1.8%        47.06   11/06/08         591,947        1,500,110

--------
(1) The options become exercisable in increments of 15% on the first, second and third anniversaries of the date of grant, a 35% increment on the fourth anniversary of the date of grant, and a 20% increment on the fifth anniversary of the date of grant.
(2) The options become exercisable in increments of 10% on the first, second and third anniversaries of the date of grant, a 30% increment on the fourth anniversary of the date of grant, and a 40% increment on the fifth anniversary of the date of grant.
(3) The options become exercisable in 20% increments on the first through fifth anniversaries of the date of grant.

  The following summary table details stock option exercises for the named executive officers during 1998, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1998. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end fair market value of the Company's Common Stock.

              Aggregated Option Exercises in the Last Fiscal Year
                           and F-Y End Option Values

                                              Number of Securities       Value of Unexercised
                                             Underlying Unexercised          In-the-Money
                                                Options at FY-End         Options at FY-End
                                            ------------------------- --------------------------
             Shares Acquired
Name           on Exercise   Value Realized Exercisable Unexercisable  Exercisable Unexercisable
----         --------------- -------------- ----------- ------------- ------------ -------------
Mr. Cadwell        --            $ --         124,500      155,000     $4,008,031   $3,587,500
Mr. Kyle           --              --          30,748       73,000        837,097      548,063
Mr. Lavelle        --              --          54,207       86,000      1,592,469      578,125
Mr. Perri          --              --          37,250       52,750      1,057,094      341,031
Mr. Jones          --              --           3,750       61,250          7,031      102,344

                          PERFORMANCE GRAPH ANALYSIS

  Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies in the S&P 500 Index and the S&P Industry Group index for Computers (Software & Services).

                            Comparison of Five-Year
                         Cumulative Total Return(/1/)
          Among Shared Medical Systems Corporation, S&P 500 Index and
                  S&P Computers (Software and Services) Index

                       [Performance Graph Appears Here]

                           1993     1994      1995     1996     1997     1998
                          ------   ------    ------  ------   ------   ------
Shared Medical
  Systems Corporation    $100.00  $135.77   $229.93  $211.34  $287.64  $220.36
S&P 500 Index             100.00   101.32    139.40   171.40   228.59   293.91
S&P Computers (Software
  & Services) Index       100.00   118.21    166.13   258.26   359.77   651.87

--------
(1) Assumes $100 invested on December 31, 1993 in Shared Medical Systems Corporation Common Stock, the S&P 500 Index and the S&P Computers (Software & Services) Index.

               ADOPTION OF THE COMPANY'S 1999 STOCK OPTION PLAN

  The Company's Board of Directors proposes and recommends that stockholders approve the Company's 1999 Stock Option Plan (the "Plan"), which provides for the granting of stock options to employees and non-employee directors of the Company and its majority-owned subsidiaries.

  In February 1999, the Company's Board of Directors adopted the Plan which is designed to aid the Company in attracting and retaining capable employees and directors and to provide an inducement to such personnel, through stock ownership in the Company, to promote the best interests of the Company. The Plan is intended to supplement the Company's 1990 and 1994 Non-Qualified Stock Option and Restricted Stock Plans. Options covering a significant portion of the shares available under those plans have been granted. In connection with the adoption of the Plan, the Company terminated a 2,000,000 share stock option and restricted stock plan which was adopted in 1998 but never utilized. The principal features of the Plan are summarized below.

Shares Subject to the Plan

  Under the Plan, options may be granted to purchase up to an aggregate of 1,500,000 shares of the Company's Common Stock, subject to adjustments to reflect any stock splits, stock dividends, share combinations or similar changes in the capitalization of the Company. Shares subject to options remaining unexercised, upon expiration or earlier termination of an option, will again be available for the granting of options under the Plan. Shares issuable under the Plan may be authorized but unissued shares or treasury shares, and the Company may purchase shares for this purpose. The market value of the shares of Common Stock reserved for issuance under the Plan at December 31, 1998, was $50.1875 per share (based upon the mean between the highest and lowest sale prices on December 31, 1998).

  The exercisability of each option under the Plan will be conditioned upon completion of whatever listings, registrations, qualifications or governmental approvals the Committee (as defined below) may deem to be necessary or desirable in connection with the grant or exercise of an option. An optionee may also be required to give adequate assurance that shares purchased upon exercise of an option are being acquired for investment and not with a view to distribution, and share certificates so purchased or received may be legended accordingly.

Types of Options

  The Plan provides for the granting of both stock options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code ("ISOs") and non-qualified stock options that do not qualify as ISO's ("NQSOs"). Employees may be granted either ISOs or NQSOs. Non-employee directors may be granted only NQSOs.

Administration

  The Plan will be administered by the Company's Stock Option Committee (the "Committee"), consisting of at least two directors appointed by the Company's Board of Directors. The Committee will have full authority, subject to the terms of the Plan, to select optionees and to determine the terms and conditions of the options.

Duration and Amendment of the Plan

  The Board of Directors will have the power, without the consent of the stockholders, to suspend or amend the terms of Plan, and the Committee may amend any outstanding Options, except that no such suspension or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder, or cause the modification (within the meaning of Section 424(h) of the Internal Revenue Code) of an ISO, unless the optionee consents to such modification. The Board of Directors may terminate the Plan at any time for any reason; no options may be granted after such termination, but options outstanding at the time of termination will remain exercisable in accordance with their terms. No ISOs can be granted under the Plan after February 2009.

Limits

  The maximum number of shares of Common Stock with respect to one or more options which may be granted to any one individual over the term of the Plan shall be 750,000, subject to adjustments to reflect any stock splits, stock dividends, share combinations or similar changes in the capitalization of the Company.

  The aggregate fair market value of the Common Stock with respect to which ISOs are exercisable for the first time by an employee during any calendar year shall not exceed $100,000.

Terms and Conditions of Options

  The per-share option price will be determined by the Committee, but may not be less than the greater of 100% of the fair market value of the optioned shares of Common Stock, or the par value thereof, on the date of grant.

  The term of an ISO granted under the Plan may not exceed ten years. The term of an NQSO granted under the Plan may not exceed twenty years.

  If the grantee of an ISO under the Plan owns more than 10% of the Company's Common Stock, the option price may not be less than 110% of the fair market value at the date of grant, and the term of the option may not be more than five years.

  Options will become exercisable in such installments and on such dates as the Committee may specify, but no option will be exercisable within the first six months following its grant. The Committee may accelerate the exercise date of any outstanding options in its discretion. The Committee may provide that any option held by an individual who dies while employed by the Company or whose employment with the Company or its subsidiaries is terminated prior to the expiration date specified for such option will be exercisable by the former employee or his personal representative (to the extent exercisable upon death or termination or to any greater extent permitted by the Committee) only for a limited period of time following the employee's termination of employment or death. ISOs are not transferable. NQSOs are not transferable, unless otherwise specified in the option agreement.

  The option price is payable (i) in cash or its equivalent, (ii) in the discretion of the Committee, in Company Common Stock previously acquired by the key employee, provided that if such shares of Common Stock were acquired through exercise of an ISO, an NQSO or an option under a similar plan, such shares have been held by the key employee for a period of more than one year on the date of exercise, (iii) through the Company's "cashless exercise" program, by delivering a properly executed notice of exercise of the option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the option, or (iv) in the discretion of the Committee, in any combination of the foregoing.

Change in Control; Forfeiture Provisions

  The Committee has the authority to include in any option agreement, or in any separate agreement or statement approved by the Committee, (i) provisions accelerating the exercise date of, or modifying the benefits to be received under any option upon the occurrence of specified events, including an acquisition of a specified percentage of the voting power of the Company's outstanding securities, a specified change in the membership of the Company's Board of Directors, the dissolution or liquidation of the Company, the sale of all or substantially all of the property and assets of the Company or any other "change in control" event, and (ii) provisions cancelling or providing for the forfeiture of benefits provided under any option in the event the optionee acts in a specified manner which is contrary to the best interests of the Company.

Federal Income Tax Consequences

  This discussion, which is based upon federal income tax law as in effect on December 31, 1998, summarizes certain federal income tax consequences associated with the Plan. The tax consequences to executive officers, directors, and others subject to Section 16 of the Securities Exchange Act of 1934 may be different than those summarized below.

  An optionee generally will not realize taxable income upon the grant or exercise of an ISO and the Company is not entitled to any deduction at the time of grant or at the time of exercise. If shares issued to an optionee upon exercise of an ISO are not disposed of in a disqualifying disposition within two years from the date of grant or within one year from the date the option is exercised, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. If shares acquired upon exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on disposition of the shares) over the option price, and the Company will be entitled to a deduction equal to such income.

  Subject to certain exceptions for death and disability, if an optionee exercises an ISO more than three months after termination of employment, the exercise of the option will be taxed as the exercise of an NQSO. In addition, if an optionee is subject to federal "alternative minimum tax," the exercise of an ISO will be treated essentially the same as an NQSO for purposes of the alternative minimum tax.

  Upon the grant of a non-qualified stock option, an optionee will not realize taxable income, and the Company will not be entitled to a deduction. Upon exercise of such option, the optionee will realize ordinary income as of the date of exercise equal to the excess of the fair market value of the shares of Common Stock over the option price. Upon a disposition of shares acquired by exercise of a non-qualified stock option, the gain or loss will generally constitute a capital gain or loss. Generally, whenever a recipient realizes ordinary income upon the exercise of a non-qualified stock option, the Company will be entitled to a deduction for a corresponding amount.

  Under the Revenue Reconciliation Act of 1993, otherwise allowable deductions for compensation paid or accrued with respect to the Company's Chief Executive Officer and four other highest paid executive officers are generally limited to $1,000,000 per year for years after 1993.

Withholding

  If the exercise of an option is subject to the withholding requirements of applicable federal tax laws, the Committee, in its discretion, may permit the optionee to satisfy the federal withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall generally be valued for this purpose at their fair market value on the date of exercise of the option, in the case of an NQSO, and in the case of a disqualifying disposition of an ISO, on the date on which the optionee recognizes ordinary income with respect to such exercise.

Stockholder Approval

  The affirmative vote of the holders of a majority of the shares of Company stock present in person or by proxy at the meeting and entitled to vote will be required to approve the Plan. Abstentions on this proposal will be included within the number of shares present at the meeting and entitled to vote for purposes of determining whether the Plan has been approved, but broker and other specified non-votes will not be so included.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE PLAN.

                                  ACCOUNTANTS

  The firm of Arthur Andersen LLP served as the Company's independent public accountants for 1998. In accordance with past Company practice, the Company has not yet selected its independent public accountants for 1999. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions. He will also have the opportunity to make a statement if he desires to do so.

                          ANNUAL REPORT ON FORM 10-K

  Upon the written request of any beneficial owner, as of March 18, 1999, of the Company's Common Stock, the Company will provide, without charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules) for the year ended December 31, 1998. A list of the exhibits to such Annual Report will also be provided, and copies of such exhibits will be furnished upon request and payment of a reasonable fee. Requests should be directed to Terrence W. Kyle, Senior Vice President, Shared Medical Systems Corporation, 51 Valley Stream Parkway, Malvern, Pennsylvania 19355.

                             STOCKHOLDER PROPOSALS

  Under Securities and Exchange Commission rules, certain stockholder proposals may be included in the Company's proxy statement. Any stockholder desiring to have such a proposal included in the Company's proxy statement for the annual meeting to be held in 2000 must cause a proposal in full compliance with Rule 14a-8 under the Securities Exchange Act of 1934 to be received at the Company's executive offices not later than December 1, 1999.

                                 OTHER MATTERS

  Management of the Company knows of no matters other than those discussed herein which will be brought before the meeting by any person. If, however, any such matter shall properly come before the meeting, the persons named in the enclosed proxy will vote the same in accordance with their best judgment.

  All expenses in connection with the solicitation of proxies, including the cost of preparing, printing and mailing the Notice of Annual Meeting, this Proxy Statement and the proxy will be borne by the Company. Employees of the Company may solicit proxies by personal interview, mail, telephone, facsimile transmission and telegraph. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in forwarding proxies and proxy materials to beneficial owners of the shares.

                                          By Order of the Board of Directors

                                          James C. Kelly
                                          Secretary

       This Proxy is Solicited By The Board of Directors Of The Company

P                       SHARED MEDICAL SYSTEMS CORPORATION

R                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

O                                  May 13, 1999

X      The undersigned hereby appoints R. James Macaleer and James C. Kelly, or each of them, as Proxies, each with full power of substitution and Y revocation, to attend the Annual Meeting of Stockholders of Shared Medical
   Systems Corporation on May 13, 1999 and any adjournment thereof, and thereat to vote all shares which the undersigned would be entitled to vote if personally present upon the matters as set forth in the Notice of Annual Meeting and Proxy Statement and, in their discretion, upon any other matters which may properly come before the meeting.


                                      (Continued and to be signed on other side)


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                        Please mark
                                                        your vote as  [X]
                                                        indicated in
                                                        this example

1. Election of Directors

To withhold authority to vote for one or               FOR all       AUTHORITY
more but less than all of the seven nominees          nominees        WITHHELD
named in the Proxy Statement (Messrs.
Macaleer, Denworth, DeTurk, Weston, Rubin                [_]            [_]
and Cadwell and Dr. Wilensky), please list the name(s) of the nominee(s) for whom authority is withheld:

-----------------------------------------------

A vote FOR is recommended by the Board of Directors:

2. Approval of the 1999 Stock Option                FOR    AGAINST    ABSTAIN
   Plan
                                                    [_]      [_]        [_]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE SEVEN NOMINEES LISTED IN ITEM 1 AND FOR APPROVAL OF THE 1999 STOCK OPTION PLAN REFERRED TO IN ITEM 2.



Signature_______________________Signature_______________________Date___________
NOTE: (Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such).
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE